Exhibit 99.2

Information for the quarter ended March 31, 2009 and the quarters ended
March 31, June 30, September 30, and December 31, 2008 and 2007

1Q 2009

Selling, Research &
Development and
Administrative	$71,438

Operating Income	40,556

Income before Income Taxes	38,265

Provision for Income Taxes	(11,671)

Segment Income:
Beauty & Home	10,811
Closures	11,617
Pharma	29,204

	1Q 2008	2Q 2008	3Q 2008	4Q 2008	Total for 2008

Selling, Research &
Development and
Administrative	$80,492	$77,451	$72,528	$64,623	$295,094

Operating Income	56,031	66,588	60,478	51,074	234,171

Income before Income Taxes	54,026	66,047	58,251	48,402	226,726

Provision for Income Taxes	(17,147)	(20,771)	(18,557)	(16,750)	(73,225)

Segment Income:
Beauty & Home	28,741	26,301	21,409	13,273	89,724
Closures	10,824	12,493	12,280	8,337	43,934
Pharma	30,533	35,561	35,077	28,420	129,591

	1Q 2007	2Q 2007	3Q 2007	4Q 2007	Total for 2007

Selling, Research &
Development and
Administrative	$73,154	$65,299	$65,258	$68,366	$272,077

Operating Income	47,190	58,038	57,931	49,692	212,851

Income before Income Taxes	43,736	54,473	55,128	48,744	202,081

Provision for Income Taxes	(14,173)	(17,506)	(15,711)	(15,217)	(62,607)

Segment Income:
Beauty & Home	25,500	25,687	24,671	19,777	95,635
Closures	13,741	13,046	11,988	9,442	48,217
Pharma	22,772	26,459	29,444	27,299	105,974